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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      March 18, 1998
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                         L-3 Communications Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                                   13-3937436
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    (Commission File Number)            (IRS Employer Identification No.)

600 Third Avenue, New York, New York                                 10016
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (212) 697-1111
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              (Registrant's Telephone Number, Including Area Code)
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Item 2. Acquisition of Assets

     On March 4, 1998, L-3 Communications Corporation (the "Company") purchased the assets of ILEX Systems ("ILEX") for $51.9 million in cash, subject to adjustment based on closing net assets, plus additional consideration based on post-closing performance of ILEX. The Company used cash on hand to fund the purchase price. For the year ended December 31, 1997, ILEX had sales of $63.5 million. ILEX is a leading supplier of communication software support services to military and related government intelligence markets. ILEX also provides environmental consulting, software and systems engineering services and complementary products to several commercial markets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      a. The Registrant will file the audited financial statements of ILEX under cover of Form 8-K/A not later than 60 days after this Report on Form 8-K is required to be filed.

      b. The Registrant will file the required pro forma financial information of ILEX under cover of Form 8-K/A not later than 60 days after this Report on Form 8-K is required to be filed.

      c.    Exhibits

            Asset Purchase Agreement between FAP Trust and L-3
            Communications Corporation dated as of February 10, 1998.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         L-3 COMMUNICATIONS CORPORATION
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                                         Registrant


Date March 18, 1998                      By: /s/ Robert LaPenta
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